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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2004, relating to the consolidated financial statements, which appears in Wild Oats Markets, Inc.'s Annual Report on Form 10-K, for the year ended December 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Denver, Colorado
August 20, 2004